 8–K 1 votingresults8k.htm KAVILCO INCORPORATED ANNUAL MEETING VOTING RESULTS 8–K
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 5, 2011

KAVILCO INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Alaska	811–6027	92–0045958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 University Street, Suite 3010, Seattle, Washington	98101–1129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 624-6166

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders
The annual meeting of the stockholders of Kavilco Incorproated was held on November 5, 2011, in Ketchikan, Alaska. Stockholders representing 9,191.68 shares, or 80%, of the common shares outstanding as of the October 7, 2011 record date were present in person or were represented at the meeting by proxy. Final voting results are shown below. The percentages set out in the tables represent the ratio of the votes cast for each choice (For, Against) to the total votes cast on a proposal. Shareholders were entitled to cumulative votes for the election of directors.

Directors elected at the meeting (the three (3) directors with the highest affirmative totals were elected):
	Votes Cast For		Votes Cast Against			Broker Non-Votes
Nominee	Number	%	Number	%	Abstain
Jeane Breinig	7,254	26.31	0	0	0		N/A
Ramona Hamar	7,252	26.30	0	0	0	N/A
Marie K. Miller	7,252	26.30	0	0	0		N/A
Frederick O. Olsen, Jr.	5,127	18.59	0	0	0		N/A

Approval of the following proposal required the affirmative vote of a majority of the votes cast.

Proposals Submitted by Directors:
Proposal	Votes Cast For		c	Votes Cast Against		Abstain	Broker Non-Votes
	Number	%		Number	%
Ratification of appointment of Independent Auditors.	7,741	28.07		0	0	1,420	N/A

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kavilco Incorporated

Date: November 8, 2011	By: /s/ Louis A. Thompson Louis A. Thompson President/CEO